                                                                    Exhibit 10.6

                           SECURITIES PURCHASE AGREEMENT


          THIS SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of August 30, 1999, by and between HYBRID NETWORKS, INC., a Delaware corporation (the "COMPANY"), and each investor executing this Agreement as an Investor (each an "INVESTOR" and, collectively, the "INVESTORS").

                                     RECITALS:

          A. The Investors desire to purchase from the Company, and the Company desires to issue and sell to the Investors, subject to the terms and conditions set forth herein, Debentures (as hereinafter defined) in the face amount of $7,100,000 convertible into 2,491,228 shares of Common Stock (as hereinafter defined).

          B. The Investors and the Company desire to set forth in this Agreement the conditions to the issuance and sale of the Debentures (as hereinafter defined) to the Investors.

          NOW, THEREFORE, in consideration of the premises and the agreements herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

          SECTION 1.     DEFINITIONS

          (a) DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

          "ACQUIRED SECURITIES" means the Debentures and any Common Stock issued upon exercise or conversion thereof, and any other securities of any Person of any kind issued in exchange for or in respect of any such securities.

          "AFFILIATE" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

          "AGREEMENT" means this Securities Purchase Agreement as in effect on the date hereof and as hereafter amended, supplemented, restated or otherwise modified.

          "BUSINESS DAY" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

          "CLOSING" is defined in Section 2(c).

          "CLOSING DATE" is defined in Section 2(c).

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMON STOCK" means shares now or hereafter authorized of any class of common stock of the Company and any other class of capital stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets upon voluntary or involuntary liquidation, dissolution or winding up of the Company or in the earnings of the Company without limit as to per share amount, and shall include, without limitation, the presently authorized 100,000,000 shares of common stock, par value $0.001 per share.

          "COMPANY" is defined in the Preamble.

          "COMPANY DISCLOSURE LETTER" is defined in Section 3(b)(i).

          "DEBENTURES" means the $7,100,000 debentures issued to Investors pursuant to this Agreement, paying interest in kind at a rate of 4.0% per annum, and convertible upon the occurrence of certain events into 2,491,228 shares of Common Stock.

          "DEBENTURE CERTIFICATES" means the certificates evidencing the Debentures in the form of EXHIBIT A attached hereto.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

          "FISCAL QUARTER" means any quarter of a Fiscal Year.

          "FISCAL YEAR" means each 12-month accounting period ending December 31 of a calendar year.

          "FULLY DILUTED BASIS" includes, without duplication, (i) all shares of Common Stock outstanding at the time of calculation, (ii) Common Stock issuable upon exercise of all outstanding warrants, options and other rights to acquire Common Stock directly or indirectly and (iii) Common Stock issuable upon conversion of all securities convertible directly or indirectly into Common Stock.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "INVESTOR'S INTEREST" means, with respect to an Investor and as of the date of determination, the total number of shares of Common Stock (i) owned, directly or indirectly, by the Investor or any of its Affiliates, (ii) for which warrants owned, directly or indirectly, by the Investor or any of its Affiliates may be exercised (after taking into account all applicable antidilution provisions), assuming all such warrants are exercisable as of the date of such determination, and (iii) for which Debentures owned, directly or indirectly, by the InvestoR or any of its Affiliates may be converted after taking into account all applicable antidilution provisions, assuming all such Debentures are convertible as of the date of such determination, expressed as a percentage of the Common Stock on a Fully Diluted Basis at the time of calculation.

          "LAWS" means any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Authority.

          "LIEN" means any mortgage, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), adverse claim or other security agreement of any kind or nature whatsoever.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of the Company and the Company Subsidiaries, taken as a whole.

          "PERSON" means any natural person, corporation, partnership, limited liability company, firm, association or any other entity, whether acting in an individual, fiduciary or other capacity.

          "PURCHASE PRICE" is defined in Section 2(b).

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement to be entered into by and between the Company, Sprint Corporation and the Investors on the Closing Date, in form and substance mutually agreeable to the Company, Sprint Corporation and the Investors.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Debenture Certificates, the Registration Rights Agreement and any other agreement executed or delivered at the Closing in connection with any of the foregoing to which the Company and the Investors are parties.

          (b) CROSS-REFERENCES. Unless otherwise specified, references in this Agreement to any Section are references to such Section of this Agreement, and unless otherwise specified, references in any Section or definition to any clause or subsection are references to such clause or subsection of such Section or definition.

          SECTION 2.     PURCHASE AND SALE OF DEBENTURES; CLOSING.

          (a) PURCHASE AND SALE OF DEBENTURES. On the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to issue, sell and deliver to the Investors on the Closing Date, and the Investors hereby agree to purchase from the Company on the Closing Date, the Debentures as set forth in SCHEDULE 1 hereto.

          (b) PURCHASE PRICES. In consideration for the issuance of the Debentures, the Investors shall pay to the Company on the Closing Date the respective purchase prices set forth in Schedule 1 (the "PURCHASE PRICES"), for an aggregate amount of $7,100,000, by wire transfer of immediately available funds to a bank account designated by the Company not less than three Business Days prior to the Closing Date.

          (c) CLOSING. Subject to the satisfaction or waiver of the conditions set forth herein, the closing of the sale and purchase of the Debentures (the "CLOSING") shall take place concurrently with the closing of the investment of Sprint Corporation in the Company pursuant to the Securities Purchase Agreement between Sprint Corporation and the Company dated in August 1999 (the "SPRINT PURCHASE AGREEMENT"), at the offices of Fenwick & West, Two Palo Alto Square, Palo Alto, California, provided that the conditions to closing set forth in Sections 7, 8 and 9 have been satisfied, or at such other place and time as may be agreed upon by the Investors and the Company. Investors consent to the Company's execution, delivery and performance of its obligations under the Sprint Purchase Agreement.

          (d) DELIVERIES AT CLOSING. Subject to the satisfaction or waiver of the conditions to its obligations set forth herein, at the Closing, the Company shall execute and deliver to the Investors (or cause to be delivered to Investors) the following: (i) the Registration Rights Agreement;
(ii) Debenture Certificates representing $7,100,000 face amount of the Debentures (iii) an opinion of counsel to the Company in form satisfactory to the Investors; and (iv) such other instruments as may be contemplated by this Agreement or reasonably requested by the Investors to evidence the consummation of the transactions contemplated hereby. Subject to the satisfaction or waiver of the conditions set forth herein, at the Closing, the Investors shall pay the Purchase Prices to the Company and shall execute and deliver to the Company the following: (i) the Registration Rights Agreement; and (ii) such other instruments as may be contemplated by this Agreement or reasonably requested by the Company to evidence the consummation of the transactions contemplated hereby.

          SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investors as follows (each of the following representations shall be modified by any specific references to such representation contained in the Company Disclosure Letter which shall be delivered as provided in Section 3(b)(i) below and shall be in form and substance reasonably satisfactory to the Investors):

          (a) The Company's representations to Sprint Corporation in the Sprint Purchase Agreement, as modified by the disclosure letter to be delivered by the Company to Sprint Corporation pursuant to such agreement, are true and complete.

          (b)    AUTHORIZATION; NON-CONTRAVENTION; CONSENTS; ISSUANCE OF
DEBENTURES.

                 (i) The Company has the full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and each of the other Transaction Documents will be at the Closing, duly executed and delivered by the Company, and this Agreement constitutes, and, assuming the due execution and delivery thereof by the Investor, each of the other Transaction Documents upon due execution and delivery will constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms, except as such enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors rights generally and other than general equitable principles. Except as set forth in SCHEDULE 3(c) to the disclosure letter to be delivered by the Company to the Investors within 10 days following the execution of this Agreement (the "COMPANY DISCLOSURE LETTER"), the execution, delivery and performance of this Agreement and of the Transaction Documents by the Company does not and will not, and the consummation of the transactions contemplated hereby and by the other Transaction Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit or alteration of rights or obligations under, or result in the creation of any Lien upon any of the properties or assets of the Company under, (A) the Company's Certificate of Incorporation or the Company's Bylaws, (B) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, contract, franchise or license to which the Company is a party or by which any of its properties or assets is bound or (C) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to the Company or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the other Transaction Documents by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except for (A) the filing with the SEC of a Notice of Sale of Securities on Form D and such reports under Section 13(a) of the Exchange Act, as may be required in connection with this Agreement and such transactions and (B) such other consents, approvals, orders, authorizations, registrations, declarations and filings
(x) as are set forth in SCHEDULE 3(c) to the Company Disclosure Letter or (y) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated hereby or by the other Transaction Documents or otherwise prevent the Company from performing its obligations under this Agreement or any other Transaction Document in any material respect or have, individually or in the aggregate, a Material Adverse Effect.

                 (ii) Upon delivery to the Investors of Debenture Certificates evidencing the Debentures in accordance with the terms hereof, such Debentures will have been validly issued and fully paid and nonassessable, free and clear of all Liens and the issuance thereof will not give rise to any preemptive rights or anti-dilution rights, except for such rights as are set forth on SCHEDULE 3(c)(ii) to the Company Disclosure Letter. The issuance of the shares of Common Stock upon the conversion of the Debentures has been duly authorized and, when issued upon conversion of the Debentures in accordance with the terms thereof, such shares of Common Stock will have been validly issued and fully paid and nonassessable. The Company has reserved 2,491,228 shares of Common Stock for issuance upon the conversion of the Debentures. Except as set forth in the Registration Rights Agreement and on SCHEDULE 3(c)(ii) to the Company Disclosure Letter, no Person has the right to demand or any other right to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration.

          (c) BROKERS. No broker, investment banker or financial advisor has been used or retained by the Company in connection with the transactions contemplated hereby and by the other Transaction Documents based upon arrangements made by or on behalf of the Company.

          SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor represents and warrants to the Company as follows:

          (a) ORGANIZATION. Such Investor, if other than a natural person, is a partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

          (b) AUTHORIZATION. Such Investor has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents by the Investor, the performance by the Investor of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Investor. This Agreement has been, and each of the other Transaction Documents will be at the Closing, duly executed and delivered by the Investor and this Agreement constitutes, and, assuming the due execution and delivery thereof by the Company, each of the other Transaction Documents upon due execution and delivery will constitute, the valid and binding agreement of the Investor, enforceable against the Investor in accordance with its respective terms, except as such enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors rights generally and other than general equitable principles.

          (c) ABSENCE OF RESTRICTIONS AND CONFLICTS. The execution, delivery and performance of this Agreement and of the Transaction Documents by the Investor do not and will not, and the consummation of the transactions contemplated hereby and by the other Transaction Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit or alteration of rights or obligations under, or result in the creation of any Lien upon any of the properties or assets of the Investor under, (A) the articles of incorporation or Bylaws of the Investor, (B) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, contract, franchise or license to which the Investor is a party or by which any of its assets are bound, or (C) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to the Investor or its properties or assets, other than, in the case of clause (B) or (C), any such conflicts, violations, defaults, rights or Liens that neither individually nor in the aggregate would prevent or delay in any material respect the consummation of any of the transactions contemplated hereby or by the other Transaction Documents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Investor in connection with the execution and delivery of this Agreement and the other Transaction Documents by the Investor or the consummation by the Investor of the transactions contemplated hereby or thereby, except for (A) the filing with the SEC of such reports under Section 13(a) of the Exchange Act, as may be required in connection with this Agreement and such transactions, and (B) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated hereby or by the other Transaction Documents or otherwise prevent the Company from performing its obligations under this Agreement or any other Transaction Document in any material respect or have, individually or in the aggregate, a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Investor.

          (d) BROKERS. No financial advisor has been used or retained by the Investor in connection with the transactions contemplated hereby and by the other Transaction Documents based upon arrangements made by or on behalf of the Investor.

          SECTION 5.     COVENANTS.

          (a) PRE-CLOSING ACCESS TO INFORMATION. The Company shall afford to the Investors and to the officers, employees, accountants, counsel, financial advisors and other representatives of the Investors, reasonable access during normal business hours during the period prior to the Closing Date to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to the Investors (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the Investors may reasonably request, which information the Investors agree to keep confidential.

          (b) POST-CLOSING ACCESS TO BUSINESS INFORMATION. Commencing on the date hereof and for so long as an Investor's Interest is at least 10%, the Company shall furnish to such Investor such information regarding the Company as is furnished to the members of the Board of Directors of the Company and shall continue to provide the Investors with the access and information rights specified in Section 5(a).

          (c) PUBLIC COMPANY INFORMATION. So long as the Company is subject to the periodic reporting requirements of the Exchange Act and for so long as an Investor's Interest is at least 5%, the Company covenants to such Investor that the Company will:

                 (i) file with the SEC on or before the required date all regular or periodic reports required pursuant to the Exchange Act; and

                 (ii) use its reasonable commercial efforts to make publicly available information concerning the Company sufficient to allow the Investor to dispose of all or a portion of the Acquired Securities and any Common Stock owned by the

          Investor pursuant to Rule 144 (or any successor provision) promulgated by the SEC under the Securities Act.

          (d) PRIVATE COMPANY INFORMATION. If the Company shall cease to be subject to the periodic reporting requirements of the Exchange Act and for so long as an Investor's Interest is at least 5%, the Company will furnish, or will cause to be furnished, to the Investor copies of the following financial statements, reports and information:

                 (i) promptly when available and in any event within 90 days after the close of each Fiscal Year, a consolidated balance sheet at the close of such Fiscal Year, and related consolidated statements of operations, stockholders' equity and cash flows for such Fiscal Year, of the Company (with comparable information at the close of and for the prior Fiscal Year), certified (in the case of consolidated statements) without qualification by Hein + Co. or any nationally recognized independent public accountants; and

                 (ii) promptly when available and in any event within 45 days after the close of each Fiscal Quarter, consolidated balance sheets at the close of such Fiscal Quarter, and consolidated statements of operations, stockholders' equity and cash flows for such Fiscal Quarter and for the period commencing at the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter, of the Company (with comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year), certified by the chief financial or executive officer of the Company.

          (e) INCONSISTENT AGREEMENTS. The Company will not take any action which would (i) impair or adversely affect the right of the Investors to convert the Debentures or exercise any rights of the Investors pursuant to the Transaction Documents, or (ii) breach any of the covenants or agreements of the Company in the Transaction Documents.

          (f) CERTAIN ACTIONS. Subject to the terms and conditions herein provided, each of the parties will use its reasonable commercial efforts to cooperate with the other party (i) to, secure all necessary consents, approvals, authorizations and exemptions from all third parties, including, without limitation, all Governmental Authorities, in connection with and to effectuate the transactions contemplated hereby and by the other Transaction Documents and (ii) to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated hereby and by the other Transaction Documents, including, without limitation, the execution of each Transaction Document and all other certificates and instruments contemplated hereby and thereby. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the Company and the Investors shall take all such necessary action.

          SECTION 6.     RESTRICTIONS ON TRANSFER.

          (a) RULE 144 INFORMATION. Upon the request of an Investor, the Company shall promptly supply to the Investor or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144 or Rule 144A of the rules and regulations promulgated by the SEC under the Securities Act.

          (b) RULE 144(k) SALES. If any Acquired Securities are or become eligible for sale pursuant to Rule 144(k), the Company, upon the request of holders of any such Acquired Securities, shall remove the Securities Legend from the certificates for such Acquired Securities.

          (c) LEGEND. Each certificate for Acquired Securities shall be imprinted with a legend (the "Securities Legend") in substantially the following form or in such other form as the Company may reasonably use:

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.
                 SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SAID ACT OR LAWS."

                 If the holders of Acquired Securities deliver to the Company an opinion of counsel that no subsequent transfer of Acquired Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Acquired Securities which do not bear the Securities Legend.

          SECTION 7. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

          (a) INJUNCTION. As of the Closing, there shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction to the effect that the purchase and sale of the Debentures contemplated hereby may not be consummated as herein provided, no proceeding or lawsuit shall have been commenced by any governmental or regulatory agency for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice shall have been received from any such agency indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated by this Agreement.

          (b) REGULATORY APPROVALS. The Investors and the Company shall have obtained the approval of all Governmental Authorities (or all applicable waiting periods shall have expired) necessary for the consummation of the acquisition by the Investors of the Debentures, as contemplated under this Agreement.

          (c) SPRINT CORPORATION INVESTMENT. Concurrently with (or prior to) the Closing, the closing shall occur (or shall have occurred) under the Sprint Purchase Agreement.

          (d) REGISTRATION RIGHTS AGREEMENT. Each of the Investors and the Company shall have executed and delivered the Registration Rights Agreement.

          SECTION 8. CONDITIONS TO OBLIGATIONS OF THE INVESTORS. The obligations of the Investors to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in Section 3 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and (except for representations and warranties given as of a specified date) as of the Closing Date.

          (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all covenants and agreements required to be performed by it on or prior to the Closing under this Agreement.

          (c) CERTIFICATES. The Company shall have furnished the Investors with a certificate of the Company, executed on its behalf by its appropriate officers as to compliance with the conditions set forth in Sections 8(a) and (b).

          (d) DEBENTURE CERTIFICATES. Concurrently with the Closing, the Company shall deliver to the Investors Debenture Certificates registered in the Investors' respective names evidencing the Debentures.

          (e) NO MATERIAL ADVERSE CHANGE. There shall not have occurred (nor shall the Investors have become aware of ) any material adverse change in the business, assets, results of operations, financial condition or prospects of the Company or material physical loss or damage to any of the properties or assets (whether or not covered by insurance) of the Company which adversely affects or impairs the business now being conducted by the Company, and the Investors shall have received a certificate of the Company, signed on its behalf by an executive officer of the Company and dated the Closing Date, to such effect.

          (f) OPINIONS OF COUNSEL TO THE COMPANY. The Investors shall have received an opinion of Fenwick & West, counsel to the Company, dated the Closing Date, in form and substance reasonably acceptable to the Investors.

          (g) DIRECTORS AND OFFICERS INSURANCE. The Company shall have obtained and paid for directors and officers insurance that is reasonably satisfactory to the Sprint Corporation.

          (h) OTHER DOCUMENTS. All agreements, certificates, opinions and other documents delivered by the Company to the Investors hereunder shall be in form and substance satisfactory to counsel for the Investors.

          SECTION 9. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investors set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and (except for representations and warranties given as of a specified date) as of the Closing Date.

          (b) PERFORMANCE OF OBLIGATIONS OF THE INVESTORS. The Investors shall have performed in all material respects all covenants and agreements required to be performed by it on or prior to the Closing under this Agreement.

          (c) PAYMENT. Each Investor shall pay the Purchase Price for the Debentures purchased by such Investor (as set forth in Schedule 1) by delivering to the Company (i) a wire transfer of immediately available funds to an account to be designated by the Company by notice given to the Investors not later than three Business Days prior to the Closing or (ii) not later than three Business Days prior to the Closing a check in immediately available money market funds or other good funds.

          SECTION 10.    INDEMNIFICATION.

          (a) The Company shall defend and indemnify each Investor and hold such Investor harmless from and against any and all claims, losses, liabilities, damages, costs (including, without limitation, court costs) and expenses (including, without limitation, reasonable attorneys' fees) (collectively, "Costs") which the Investor or its Subsidiaries or Affiliates, any of their respective officers, directors, employees, agents or representatives or any of the heirs, executors, successors or assigns of any of the foregoing (collectively, the "INVESTOR INDEMNIFIED PARTIES") incurs as a result of, or with respect to, any inaccuracy in or breach of any representation, warranty, covenant or agreement by or on behalf of the Company contained in this Agreement, any Transaction Document or contained in any certificate, agreement or document of the Company delivered to the Investor in connection with the consummation of the transactions contemplated hereby.

          (b) The Company shall only be liable under Section 10(a) for Costs incurred by the Investor Indemnified Parties to the extent any such Costs exceed, in the aggregate, $500,000.

          (c) In the event that any Investor Indemnified Party shall receive written notice of any claim or proceeding against a Investor Indemnified Party that, if successful, might result in a claim under this
Section 10(a) by a Investor Indemnified Party, the Investor Indemnified Party shall give the Company written notice of such claim or proceeding and shall permit the Company to participate in the defense of such claim or proceeding by counsel of the Company's own choosing and at the expense of the Company; PROVIDED that, if the defendants in any such action include both the Investor Indemnified Party and the Company and the Investor Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Company, or if the interests of the Investor Indemnified Party reasonably may be deemed to conflict with the interests of the Company, the Investor Indemnified Parties shall collectively have the right to select a single separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with counsel to the Company (but the Investor Indemnified Party shall have no right to settle or compromise any such claim, action or proceeding), and the expenses and fees of such separate counsel and other expenses incurred by the Investor Indemnified Party in relation to such participation shall constitute Costs subject to indemnity by the Company. Upon written request of the Investor, the Company shall assume the carriage of the defense of any such claim or proceeding.

          (d) The Company's obligations under this Section 10 shall expire on the earlier of the fourth anniversary of the date hereof or, with respect to any specific claim of a Investor Indemnified Party, upon the expiration of the applicable statute of limitations with respect to such claim.

          SECTION 11. TERMINATION. This Agreement may be terminated at any time prior to the Closing (the "Termination Date"):

                 (i) in writing by mutual agreement of the Investors and the Company;

                 (ii) by written notice from the Company to the Investors, if the conditions set forth in Sections 7 and 9 hereof shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the Investors on or before September 1, 1999, provided that the Company is not then in material default under the Agreement;

                 (iii) by written notice from the Investors to the Company, if the conditions set forth in Sections 7 and 8 hereof shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the Company on or before September 15, 1999, provided that the Investors are not then in material default under the Agreement; and

                 (iv) by written notice from the Investors to the Company if the Company has not delivered to Investors within 10 days following the execution of this Agreement the Company Disclosure Letter in form and substance satisfactory to Investors in their sole discretion.

     In the event of the termination of this Agreement, this Agreement shall have no further effect, except for Sections 12, 13 and 20, which shall remain in effect, and there shall be not liability on the part of any party hereto, provided that nothing herein shall relieve any party from liability for any willful breach hereof.

          SECTION 12. NOTICES. All notices, consents, approvals, agreements and other communications provided hereunder shall be in writing and delivered personally, by nationally recognized overnight courier or by telecopy and shall be sufficiently given to the Investors and the Company if addressed or delivered to them at the following addresses:

          If to the Investors:     To their respective addresses and
                                   facsimile numbers set forth on the
                                   signature pages hereof

          If to the Company:       Hybrid Networks, Inc.
                                   6409 Guadalupe Mines Road
                                   San Jose, CA 95120-5000
                                   Attention: Carl S. Ledbetter
                                   Telephone No.: (408) 323-6255
                                   Facsimile No.: (408) 323-6470

          with a copy to:          Fenwick & West
                                   Two Palo Alto Square
                                   Palo Alto, California 94306
                                   Attention: Edwin N. Lowe
                                   Telephone No.: (650) 858-7247
                                   Facsimile No.:  (650) 494-1417

or at such other address as any party may designate to any other party by written notice. All such notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered,
(ii) when received, if sent by overnight courier and (iii) when transmission is verified, if telecopied.

          SECTION 13. COSTS AND EXPENSES. Each party shall pay the fees and expenses incurred by it in connection with the negotiation, preparation, execution, and delivery of this Agreement and the related agreements and other documents.

          SECTION 14. SUCCESSORS AND ASSIGNS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Investors shall bind and inure to the benefit of their respective successors and permitted assigns, including those by operation of law, merger or consolidation. Each Investor may assign any or all of its rights and obligations hereunder to any of its Affiliates so long as the Investor remains jointly and severally liable for its obligations hereunder.

          SECTION 15. SURVIVAL OF REPRESENTATIONS. Except as specifically provided herein, all representations, warranties, covenants and agreements made by the parties in this Agreement and pursuant to the terms hereof shall survive indefinitely, notwithstanding any investigation heretofore or hereafter made by any of them or on behalf of any of them.

          SECTION 16. GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of said state.

          SECTION 17. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company and the Investors any legal or equitable right, remedy or claim under this Agreement; this Agreement shall be for the sole and exclusive benefit of the Company and the Investors.

          SECTION 18. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

          SECTION 19. AMENDMENTS; WAIVER. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the party sought to be bound. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall a waiver of a particular right or remedy on one occasion be deemed a waiver of any other right or remedy or a waiver of the same right or remedy on any subsequent occasion.

          SECTION 20. JURISDICTION. Each of the parties hereto hereby agrees that any legal action or proceeding against such party with respect to this Agreement or any of the Transaction Documents may be brought in the courts of the State of Delaware or of the United States of America for the District of Delaware as the other party may elect, and, by execution and delivery hereof, such party accepts and consents for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the other party in writing, with respect to any action or proceeding brought by such party against the other party. Each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth herein, such service to become effective upon the earlier of (i) the date ten calendar days after such mailing and (ii) any earlier date permitted by applicable law.

          SECTION 21. SPECIFIC PERFORMANCE. Each of the parties hereto recognizes that the rights of the parties under this Agreement and the other Transaction Documents are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder and thereunder by actions for injunctive relief and specific performance to the extent permitted by law. Each of the parties hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement or any of the other Transaction Documents and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate. This Agreement is not intended to limit or abridge any rights of the parties which may exist apart from this Agreement.

          SECTION 22. CONFIDENTIALITY. Each of the Company and the Investors shall hold, and shall use reasonable efforts to cause its and its respective Subsidiaries, officers, employees, accountants, counsel, financial advisors and other representatives to hold, any proprietary or confidential information in strict confidence and shall not use such information for any purpose other than the purpose for which such information was furnished.

          SECTION 23. ENTIRE AGREEMENT. The parties hereto agree that this Agreement and the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between them as to such subject matter; and there are no restrictions, agreements, arrangements, oral or written, between any or all of the parties relating to the subject matter hereof which are not fully expressed or referred to herein or therein.

          SECTION 24. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution, statute, rule or public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision or provisions in question, invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute, rule or public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                       HYBRID NETWORKS, INC.


                                       By:  /s/ Carl S. Ledbetter
                                          -------------------------------------
                                            Name:  Carl S. Ledbetter
                                            Title: Chairman and CEO








LIST OF EXHIBITS

Schedule 1    -    Purchases by the Investors
Exhibit A     -    Debenture Certificate

                              INVESTOR SIGNATURE PAGE


                                       INVESTOR


                                       Accel VII L.P.
                                       By:  Accel VII Associates L.L.C
                                       Its General Partner

                                       By:  /s/ G. Carter Sednaoui
                                           -------------------------------------
                                       Managing Member

                                            Name of the person signing for the
                                            Investor:
                                            G. Carter Sednaoui


                                            Investor's address:
                                            G. Carter Sednaoui
                                            c/o Accel Partners
                                            One Palmer Square
                                            Princeton, NJ  08542


                                            Investor' Facsimile No.:

                                            (609) 683-0384

                               INVESTOR SIGNATURE PAGE


                                       INVESTOR


                                       Accel IV L.P.
                                       By:  Accel IV Associates L.L.C
                                       Its General Partner

                                       By:  /s/ G. Carter Sednaoui
                                          --------------------------------------
                                       Managing Member

                                            Name of the person signing for the
                                            Investor:
                                            G. Carter Sednaoui

                                            Investor's address:
                                            G. Carter Sednaoui
                                            c/o Accel Partners
                                            One Palmer Square
                                            Princeton, NJ  08542


                                            Investor' Facsimile No.:

                                            (609) 683-0384

                              INVESTOR SIGNATURE PAGE


                                       INVESTOR


                                       Name:     Gary Lauder
                                            ------------------------------------

                                       By:    /s/ Gary Lauder
                                          --------------------------------------

                                            Name of the person signing for the
                                            Investor:

                                            ------------------------------------

                                            Title of the person signing for the
                                            Investor:

                                            ------------------------------------

                                            Investor's address:
                                            88 Mercedes Lane
                                            Atherton, CA  94027

                                            Investor' Facsimile No.:
                                            (650) 323-2171

                                  INVESTOR SIGNATURE PAGE


                                       INVESTOR


                                       Name:     OSCCO III, L.P.
                                            ------------------------------------

                                       By:   /s/ Stephen E. Halprin
                                          --------------------------------------

                                            Name of the person signing for the
                                            Investor:
                                            Stephen E. Halprin


                                            Title of the person signing for the
                                            Investor:
                                            General Partner


                                            Investor's address:
                                            12 Hawk View
                                            Portola Valley, CA  94028

                                            Investor' Facsimile No.:
                                            (650) 529-9777

                                     SCHEDULE 1

                             PURCHASES BY THE INVESTORS


                                                                       Shares Issuable Upon
                           Purchase Price       Amount of Debenture   Exercise of Debentures
                           --------------       -------------------   ----------------------
 Accel VII, L.P. *           $5,000,000             $5,000,000               1,754,386
 Accel IV, L.P. *               600,000                600,000                 210,526
 Oscco Ventures                 750,000                750,000                 263,158
 Gary Lauder                    750,000                750,000                 263,158
                           --------------       -------------------   ----------------------
                             $7,100,000             $7,100,000               2,491,228
                           --------------       -------------------   ----------------------
                           --------------       -------------------   ----------------------




---------------------

* Accel VII, L.P., Accel IV, L.P and their affiliates may reallocate among themselves their investment in the Debentures, as long as their aggregate investment is $5,600,000.